Note Settlement Agreement

WHEREAS, the Cognitive Intelligence Limited Partnership (“Noteholder”) owns and holds a certain Note issued by the Company on December 31, 1986, with an unpaid balance (principal and interest) of $16,016.54 as of July 31, 2012.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Noteholder will settle the unpaid balance for common shares of the Company’s stock at a settlement price (“the Settlement Price”) of $0.25 USD per share resulting in the issuance of a total of 64,066 shares of common stock;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Noteholder hereby agree as follows:

1.Settlement and Special Conditions.

(a)Settlement. Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Settlement Date”, the Noteholder shall agree to accept and the Company shall agree to issue according to the terms and subject to the conditions in this Agreement, 64,066 shares of LKA International, Inc. common stock (the “Settlement Shares).

(b)Special Conditions. The Settlement hereunder is specifically conditioned upon the Company’s ability to deliver to the Noteholder common stock of the Company in a form that is freely tradabable, validly issued, unencumbered, non-assessable, fully paid, and without restrictive legend along with legal opinions from the Company’s legal counsel as to the transferability and tradability of the stock acceptable to the Noteholder. The Company agrees to proceed with the 3(a)10 exemption hearing process to deliver the stock in a freely tradable form acceptable to the Noteholder. The Company will have 90 calendar days from the date of execution of this Agreement to complete the 3(a)10 process and deliver the Settlement Shares issued in reliance on the 3(a)10 exemption to the Noteholder. At the sole option of the Noteholder, if the Settlement Shares are not received within the 90 days, the Noteholder may declare this Agreement null and void in its entirety.

2. Noteholder Representations and Warranties. The Noteholder hereby represents and warrants to and agrees with the Company with respect only to such Noteholder that:

(a) Organization and Standing of the Noteholder. Noteholder, to the extent applicable, is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b) Authorization and Power. Such Noteholder has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by such Noteholder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Noteholder or its board of directors or stockholders, if applicable, is required. This Agreement and has been duly authorized, executed and delivered by such Noteholder and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Noteholder, enforceable against Noteholder in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Noteholder of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Noteholder’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Noteholder is a party; nor (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Noteholder or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Noteholder). Such Noteholder is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement provided that for purposes of the representation made in this sentence, such Noteholder is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on Company. Such Noteholder has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission through the tenth business day preceding the Settlement Date.

(e) Information on Noteholder. Such Noteholder is, and will be at the time of the Settlement and delivery of the Company’s shares, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Noteholder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed Settlement.

(f) Compliance with Securities Act. Such Noteholder understands and agrees that the Settlement Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act.

(g) Correctness of Representations. Noteholder represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Noteholder otherwise notifies the Company prior to the Settlement Date, shall be true and correct as of the Settlement Date.

(h) Survival. The foregoing representations and warranties shall survive the Settlement Date.

3. Company Representations and Warranties. the Company represents and warrants to and agrees with that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.

(b) Outstanding Stock. All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c) Authority; Enforceability. This Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith have been duly authorized, executed and delivered by the Company and/or the Subsidiaries, as the case may be, and are valid and binding agreements of the Company and/or the Subsidiaries, as the case may be, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company and/or the Subsidiaries, as the case may be, have full corporate power and authority necessary to enter into and deliver the Agreement and to perform their obligations thereunder.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, Subsidiaries or any of their Affiliates, any Principal Market, or the Company’s stockholders is required for the execution by the Company of the Agreement and compliance and performance by the Company and Subsidiaries of their obligations under the Transaction Documents, including, without limitation, the issuance of the Settlement Shares. The Agreement and the Company’s performance of its obligations thereunder has been unanimously approved by the Company’s board of directors in accordance with the Company’s Certificate of Incorporation and applicable law. Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law.

(e) No Violation or Conflict. The issuance of the Settlement Shares nor the performance of the Company’s obligations under the Agreement by the Company, will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect.

(f) The Settlement Shares. The Settlement Shares upon issuance:

(i)will be freely tradable, validly issued, fully paid, unencumbered, non-assessable, and bear no restrictive legend.

(ii) will be free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(iii) will be duly and validly authorized, and on the dates of issuance, the Settlement Shares will be duly and validly issued, fully paid and non-assessable and will be free trading, unrestricted and free of restrictive legend;

(iv) will not have been issued in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(v) will not subject the holders thereof to personal liability by reason of being such holders; and

(vi) assuming the representations and warranties of the Noteholder as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(g) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Agreement. There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(h) Information Concerning Company. Since August 10, 2012, and except as disclosed in writing to the Noteholder, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The information, including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.

(i) Defaults. The Company is not in violation of its articles of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(j) Investment Company. Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(k) Company Predecessor and Subsidiaries. The Company makes each of the representations contained in this Agreement, as same relate or could be applicable to each Subsidiary. All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in this Agreement shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.

(l) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Noteholder prior to the Settlement Date, shall be true and correct in all material respects as of the Settlement Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.

(m) Survival. The foregoing representations and warranties shall survive the Settlement Date.

4.Issuance and Delivery of Settlement Shares.

(a) Upon the Notice of Issuance of the Settlement Shares, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company’s transfer agent shall issue stock certificates in the name of  Noteholder (or its nominee) or such other persons as designated by Noteholder and in such denominations to be specified at the time of the issuance notice representing the number of shares of Settlement Stock issuable upon such notice. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company’s Common Stock and that the certificates representing such shares shall bear no restrictive legend.

5. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: LKA International, Inc. 3724 47th Street Ct. N.W. Gig Harbor Washington 98835 Attn: Kye Abraham, President and Chairman, facsimile: (253) 851-7486, and (ii) if to the Noteholder, to: Cognitive Intelligence Limited Partnership, Kye Abraham, General Partner – 3724 47th Street Ct. NW Gig Harbor, WA 98335 facsimile (253) 851-5449.

(b) Entire Agreement; Assignment. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral and written)

between or among the parties with respect to such subject matter. The parties agree that prior drafts of this

Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties. Neither the Company nor Noteholder has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of Noteholder.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the state and county of Florida. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Specific Enforcement, Consent to Jurisdiction. The Company and Noteholder acknowledges and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 13(d) hereof, the Company and Noteholder hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Florida of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(g) Successor Laws. References in the Agreement to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms. A successor rule to Rule 144 shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(h) Amendments; Waivers. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right,

power, or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. To be effective, all waivers must be in writing, signed by both parties. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

Accepted and approved this 31st day of  August, 2012.

By: /s/Kye Abraham

Kye Abraham

President, CEO

LKA International, Inc.

Accepted and approved this 31st day of  August, 2012.

By: /s/Kye Abraham

Cognitive Intelligence Limited Partnership

Kye Abraham, General Partner